EXHIBIT 3.3
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                                 CERTIFICATE OF
                                 --------------
                                AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DRIVERSHIELD CORP.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                    * * * * *

                  We, John M. McIntyre and Barry Siegel, being President and Secretary, respectively, of DriverShield Corp., a New York Corporation (the "Corporation"), hereby certify that:

     (1) The name of the Corporation is DriverShield Corp. originally incorporated under the name Unisearch, Inc.

     (2) The certificate of incorporation of said corporation was filed by the Department of State on the Twenty-Eighth day of June 1985.

     (3) The Certificate of Incorporation of the Corporation is hereby amended pursuant to the authorization of the Board of Directors and the Shareholders of the Corporation, so as to change the name of the Corporation and to accomplish said amendment, paragraph "FIRST" of the Certificate of Incorporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  FIRST: THE NAME OF THE CORPORATION IS ACCESSITY CORP. (THE "CORPORATION").

     (4) The foregoing amendment of the Corporation's Certificate of Incorporation was adopted by the Board of Directors of the Corporation (the "Board") at a meeting of the Board on December 19, 2002 and by the Shareholders of the Corporation at the Annual Meeting of Shareholders held on December 19, 2002.

     (5) The Certificate of Incorporation of the Corporation is hereby amended pursuant to the authorization of the Board of Directors of the Corporation, so as to (i) appoint CT Corporation System as registered agent of the Corporation upon whom process against it may be served, (ii) to amend the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon it and (iii) change the county in which the offices of the Corporation is located. To accomplish said amendment, paragraph "THIRD" of the Certificate of Incorporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  THIRD: (a) The Corporation appoints CT Corporation System as its registered agent. The registered agent is to be the agent of the Corporation upon whom process against it may be served. The address of the registered agent for purpose of service of process is:

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                           CT Corporation System
                           111 Eighth Avenue
                           13th Floor
                           New York, NY 10011

                  (b) The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon it is:

                           CT Corporation System
                           111 Eighth Avenue
                           13th Floor
                           New York, NY 10011

                  (c) The office of the Corporation shall be located in Suffolk County.























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